SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported)

                        October 18, 1995
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                    Rhone-Poulenc Rorer Inc.
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     (Exact name of registrant as specified in its charter)


Pennsylvania                 1-5851                    23-1699163
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(State or other juris-    (Commission         (IRS Employer
diction of incorporation) File Number)        Identification No.)

               500 Arcola Road, Collegeville, PA          19426
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            (Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code (610)454-8000
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  (Former name or former address, if changed since last report)


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Item 5.     Other Events
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On October 18, 1995, Rhone-Poulenc Rorer Inc. ("RPR") and Applied
Immune Sciences, Inc. ("AIS"), a Delaware corporation, issued a joint press release, a copy of which is attached as an exhibit hereto, announcing that RPR, AIS and GCT Acquisition, Inc. ("GCT"), an indirect wholly-owned subsidiary of RPR, entered into a definitive agreement and plan of merger (the "Merger Agreement"). Pursuant to the Merger Agreement, GCT made a tender offer (the "Offer") to purchase all of the outstanding shares of common stock, par value $0.01, of AIS not beneficially owned by RPR or any direct or indirect subsidiary of RPR (the "Shares"), at a price of $11.75 per Share. Consummation of the Offer is conditioned upon, among other things, the valid tender of a majority of the Shares.

As soon as practicable after the completion of the Offer, GCT will be merged with and into AIS in accordance with the General Corporation Law of the State of Delaware. Completion of the merger is subject to the consummation of the Offer and the absence of any legal prohibitions. Subject to the foregoing, the transaction is expected to be completed by the end of 1995.


Item 7.   Exhibits
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(c)  Exhibit 20(a) - Rhone-Poulenc Rorer Inc. and Applied Immune
     Sciences, Inc. press release dated October 18, 1995.


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                           SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                    RHONE-POULENC RORER INC.
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                                           (registrant)




Dated: November 2, 1995     By:   /s/     Thomas F. Crawford
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                                          Thomas F. Crawford
                                          Vice President and
                                           Corporate Controller






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                          EXHIBIT INDEX
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20(a)          Rhone-Poulenc Rorer Inc. and Applied Immune
               Sciences, Inc. press release dated October 18, 1995.












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